SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K




                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): May 22, 1998




                     HEALTH AND RETIREMENT PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)




   Maryland                      1-9317                       04-6558834
 (State or other              (Commission                   (IRS Employer
 jurisdiction of               File Number)               Identification No.)
 incorporation)



400 Centre Street, Newton, Massachusetts                         02158
(Address of principal executive offices)                      (Zip Code)



        Registrant's telephone number, including area code: 617-332-3990

         THIS CURRENT REPORT CONTAINS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTITIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED OR PROJECTED. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE REGISTRANT UNDERTAKES NO OBLIGATION TO PUBLISH REVISED FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Item 2.  Acquisition or Disposition of Assets.

         On May 22, 1998, Health and Retirement Properties Trust and subsidiaries (the "Company") purchased at a discount a mortgage loan secured by 1735 Market Street (the "Property"), a commercial office property with approximately 1.3 million square feet located in Philadelphia, Pennsylvania, from a group of institutional lenders, for which Banque Paribas, New York Branch, acted as agent, for $226.0 million plus closing costs in a negotiated arms' length transaction.

         Concurrently with its purchase of the mortgage loan, the Company entered into an agreement (the "Related Agreement") with Nine Penn Center Associates, L.P., a Pennsylvania limited partnership that currently owns the Property, and other parties, pursuant to which the Company agreed not to exercise its remedies as lender under the mortgage and loan documents for a period of time, and the Company and the other parties agreed during such time to negotiate, based on certain agreed-upon terms, definitive agreements for the Company to acquire all effective beneficial ownership of the Property, subject to a carried interest in the property by certain partners of the Property owner.

         The Related Agreement contemplates that the closing under the Related Agreement would occur in early summer, 1998. The acquisition of beneficial ownership of the Property is subject to the parties' entering into definitive agreements, and resolving certain issues. No assurances can be given as to when or if such acquisitions will be consummated. The mortgage on the Property matured on May 26, 1998. If the acquisition of beneficial ownership of the Property is not consummated when scheduled under the Related Agreement (subject to extension by mutual agreement), the Related Agreement provides that the Company would be entitled to exercise its remedies as lender under the mortgage and loan documents. The mortgage loan is a non-recourse loan (subject to certain exceptions). Realization on collateral for a mortgage loan may involve foreclosure or other judicial proceedings.

         The consideration for the acquisition was funded initially by drawing under the Company's existing revolving line of credit with Dresdner Kleinwort Benson North America LLC, as agent, and Fleet National Bank, as administrative agent.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements Under Rule 3-14 of Regulation S-X

         Statements of Revenues and Certain Expenses for 1735 Market Street for the Year Ended December 31, 1997 and the Three Months Ended March 31, 1998 (unaudited)

         Report of Independent Public Accountants                         F-1
         Statements of Revenues and Certain Expenses                      F-2
         Notes to Statements of Revenues and Certain Expenses             F-3

     Neither the Company nor its affiliates were related to the seller of this property. The factors considered by the Company in determining the purchase price paid for this property include, among others, the following:

     (i) the historical and projected rents received and likely to be received from the property,
     (ii) the historic and expected operating expenses, including real estate taxes, incurred and expected to be incurred at the property,
     (iii)    the credit  quality and nature of the existing  tenants,
     (iv) the existing lease terms and renewal options of the leases in place,

     (v) the market demand for similar space, the rent rates being paid compared to existing rents being paid in the building, and opportunities for alternative and new tenancies,
     (vi) the physical location and condition of the property, the need for repairs and likely cost of repairs,
     (vii) the expected tenant inducements (such as free rent, tenant improvement allowances, etc.) which might be necessary to fill vacant space or renew leases, and
     (viii) the pricing of comparable properties as evidenced by recent arms-length market sales.

     The Company, after investigation of the property, is not aware of any material factors, other than those enumerated above, which would cause the financial information reported not to be necessarily indicative of future operating results.

(b)  Pro Forma Financial and Other Data

     Pro Forma Consolidated Balance Sheet as of March 31, 1998            F-6
     Pro Forma Consolidated Statement of Income for the Three Months
          Ended March 31, 1998                                            F-7
     Pro Forma Consolidated Statement of Income for the Year Ended
          December 31, 1997                                               F-8

(c)      Exhibits

         2.1 Purchase Agreement between Health and Retirement Properties Trust ("HRP") and Banque Paribas as agent, dated as of April 29, 1998.

         2.2 Forbearance and Restructuring Agreement among HRP and the other parties named therein, dated as of May 21, 1998.

         23       Consent of Arthur Andersen LLP.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Health and Retirement Properties Trust:

We have audited the statement of revenues and certain expenses of 1735 Market Street for the year ended December 31, 1997. This financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1, the statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Current Report on Form 8-K of Health and Retirement Properties Trust, and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of 1735 Market Street for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                    /s/ Arthur Andersen LLP


Philadelphia, Pennsylvania,
May 26, 1998

                               1735 MARKET STREET


              STATEMENTS OF REVENUES AND CERTAIN EXPENSES (NOTE 1)



                                                  For the
                                                Year Ended       For the Three
                                               December 31,      Months Ended
                                                   1997          March 31, 1998
                                               -------------    ---------------
                                                                  (Unaudited)

REVENUES:

Minimum rent (Notes 2, 3 and 4)                  $20,412,000     $ 5,258,000
Tenant reimbursements                              8,908,000       2,152,000
Other income                                         516,000          73,000
                                                 -----------     -----------
Total revenues                                    29,836,000       7,483,000
                                                 -----------     -----------

CERTAIN EXPENSES:

Maintenance and other operating expenses           5,529,000       1,287,000
General and administrative expenses                  312,000          60,000
Real estate taxes                                  4,011,000       1,006,000
Management fees (Note 3)                             424,000         106,000
                                                 -----------     -----------
Total certain expenses                            10,276,000       2,459,000
                                                 -----------     -----------
REVENUES IN EXCESS OF CERTAIN EXPENSES           $19,560,000     $ 5,024,000
                                                 ===========     ===========





   The accompanying notes are an integral part of these financial statements.

                               1735 MARKET STREET

              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES


1.   BASIS OF PRESENTATION:

The statements of revenues and certain expenses reflect the operations of 1735 Market Street (the "Property"), located in Philadelphia, Pennsylvania. The Property is expected to be acquired by Health and Retirement Properties Trust (the "Company") from Nine Penn Center Associates ("the Joint Venture") on or about June 1998. The Property has an aggregate net rentable area of approximately 1.3 million square feet (95% leased as of December 31, 1997). This statement of revenues and certain expenses is to be included in the Company's Current Report on Form 8-K, as the above described transaction has been deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.

The accounting records of the Property are maintained on an accrual basis in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization, and other costs not directly related to the future operations of the Property.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of contingent items as of the report date and the reported amounts of revenues and certain expenses during the reporting period. The ultimate results could differ from those estimates.

The statement of revenues and certain expenses for the three months ended March 31, 1998 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of the statement of revenues and certain expenses for the interim period have been included. The results of the interim periods are not necessarily indicative of the results for the full year.

2.   OPERATING LEASES:

Base rents for the periods presented include straight-line adjustments for rental revenue increases in accordance with generally accepted accounting principles. The aggregate rental revenue increase resulting from the straight-line adjustments was $1,680,000 for the year ended December 31, 1997, and $396,000 for the three months ended March 31, 1998 (unaudited).

Major tenants are defined as those who contribute 10% or greater of the total rental revenue. During 1997, approximately 60% of total rental revenue was from three different tenants who were each individually responsible for between 17% and 23% of the total rental revenue, as follows:

            FMC Corp.                                       23%
            Mellon Bank                                     20%
            Ballard Spahr Andrews & Ingersoll               17%


The Property is leased to tenants under operating leases with expiration dates extending to the year 2015. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses as of December_31, 1997, are as follows:

                       1998                    $22,235,000
                       1999                     21,439,000
                       2000                     21,137,000
                       2001                     17,316,000
                       2002                     16,154,000
                       Thereafter               98,569,000



Certain leases also include provisions requiring tenants to reimburse the Property for management costs and other operating expenses up to stipulated amounts.

3. RELATED PARTY TRANSACTIONS:

The Joint Venture paid management fees of $ 424,000 to PREIT-RUBIN, Inc., a related party to the Joint Venture, based on percentages as defined in the management agreement. In addition, PREIT-RUBIN, Inc. earns leasing commissions upon execution of tenant leases based upon the base annual rent during the first ten years of the lease. In the normal course of operations, the Joint Venture reimburses an affiliate of one of the joint venturers for payroll and insurance costs related to the operations of the Property.

Transactions with related parties for the year ended December 31, 1997 are summarized as follows:

           Payroll and insurance costs                            $663,000
           Management fees                                         424,000
           Minimum rent - affiliate of joint venturer              136,000
           Leasing commissions incurred                             77,000


4.   COMMITMENTS:

The Joint Venture has entered into certain operating agreements for maintenance. The aggregate minimum payments under noncancellable service contract obligations at December 31, 1997 are approximately $326,000.

The Joint Venture has entered into a lease for certain equipment which has been accounted for as a capitalized lease. Under the terms of the lease agreement, monthly payments of $2,400 are due until 2001.

Under provisions of a lease with a significant tenant, the Landlord, as defined, is obligated to make certain rent adjustment payments to such tenant of a minimum of $15,750,000 and a maximum of $18 million. Unless accelerated by the occurrence of certain payment events, as defined, including the sale or refinancing of the Property, such amount will become payable on January 1, 1999. The Property has been accruing rent payments since the inception of the lease. The effect of the future payments is being accrued at the maximum amount of $18 million as a reduction of rental revenue over the life of the related lease, which expires in 2015. Included in the accompanying statements of revenues and certain expenses are accrued rent adjustments of $720,000 for the year ended December 31, 1997 and $180,000 for the three months ended March 31, 1998 (unaudited).

                     HEALTH AND RETIREMENT PROPERTIES TRUST

              Unaudited Pro Forma Consolidated Financial Statements

         The following unaudited pro forma consolidated balance sheet at March 31, 1998 is intended to present the consolidated financial position of the Company as if the transactions described in the notes hereto were consummated at March 31, 1998. The following unaudited pro forma consolidated statements of income are intended to present the consolidated results of operations of the Company as if the transactions were consummated as of the beginning of the periods presented. These unaudited pro forma consolidated financial statements should be read in conjunction with, and are qualified in their entirety by reference to, the separate consolidated financial statements of the Company for the year ended December 31, 1997, incorporated herein by reference to the Company's Current Report on Form 8-K dated February 27, 1998 and the Company's unaudited consolidated financial statements for the quarter ended March 31, 1998, incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998. These unaudited pro forma consolidated financial statements are not necessarily indicative of the expected consolidated financial position or results of operations of the Company for any future period. Differences would result from, among other considerations, future changes in the Company's portfolio of investments, changes in interest rates, changes in the capital structure of the Company, delays in the acquisition of certain properties and changes in property level operating expenses.


 HEALTH AND RETIREMENT PROPERTIES TRUST
 Pro Forma Consolidated Balance Sheet
 March 31, 1998
 (dollars in thousands, except per share amounts)
 (unaudited)


                                                                            Recent       1735 Market   Proposed
                                                          Historical    Acquisitions (A)   Street (B)  Offering (C)   Pro Forma
                                                         -----------   ----------------  ------------  ------------  -----------

                              ASSETS

Real estate properties, at cost:
 Land                                                    $   288,933    $     5,185      $    22,600  $      --      $   316,718
 Buildings and improvements                                1,958,782         46,665          203,400         --        2,208,847
                                                         -----------    -----------      -----------  -----------    -----------
                                                           2,247,715         51,850          226,000         --        2,525,565
 Less accumulated depreciation                              (123,652)          --               --           --         (123,652)
                                                         -----------    -----------      -----------  -----------    -----------
                                                           2,124,063         51,850          226,000         --        2,401,913
Real estate mortgages and notes, net                          84,195           --               --           --           84,195
Investment in Hospitality Properties Trust                   111,433           --               --           --          111,433
Cash and cash equivalents                                     21,678        (11,850)          (6,000)      33,305         37,133
Interest and rents receivable                                 20,419           --               --           --           20,419
Deferred interest and finance costs, net,
  and other assets                                            27,463           --               --           --           27,463
                                                         -----------    -----------      -----------  -----------    -----------
                                                         $ 2,389,251    $    40,000      $   220,000  $    33,305    $ 2,682,556
                                                         ===========    ===========      ===========  ===========    ===========

              LIABILITIES AND SHAREHOLDERS' EQUITY

Bank notes payable                                       $   160,000    $    40,000      $   220,000  $  (420,000)   $      --
Senior notes payable, net                                    499,851           --               --           --          499,851
Mortgage notes payable                                        26,157           --               --           --           26,157
Convertible subordinated debentures                          209,818           --               --           --          209,818
Accounts payable and accrued expenses                         32,371           --               --           --           32,371
Deferred rents                                                33,448           --               --           --           33,448
Security deposits                                             17,818           --               --           --           17,818
Due to affiliates                                              7,141           --               --           --            7,141
Dividend payable                                              40,377           --               --           --           40,377

Shareholders' equity:
 Preferred shares of beneficial interest,
  $.01 par value; 50,000,000 authorized; none issued            --             --               --           --             --
 Common shares of beneficial interest, $.01 par value;
   125,000,000 and 150,000,000 shares authorized
   and pro forma, 106,256,403 and 131,256,403 shares
   issued and outstanding and pro forma                        1,063           --               --            250          1,313
 Additional paid-in capital                                1,512,767           --               --        453,055      1,965,822
 Cumulative net income                                       451,679           --               --           --          451,679
 Dividends                                                  (603,239)          --               --           --         (603,239)
                                                         -----------    -----------      -----------  -----------    -----------
   Total shareholders' equity                              1,362,270           --               --        453,305      1,815,575
                                                         -----------    -----------      -----------  -----------    -----------
                                                         $ 2,389,251    $    40,000      $   220,000  $    33,305    $ 2,682,556
                                                         ===========    ===========      ===========  ===========    ===========
                                                                --             --               --           --             --

                                                                F-6

HEALTH AND RETIREMENT PROPERTIES TRUST
Pro Forma Consolidated Statement of Income
For the Three Months Ended March 31, 1998
(amounts in thousands, except per share data)
(unaudited)

                                                                             1998
                                                                         First Quarter     1600 Market     Recent
                                                            Historical   Acquisitions (D)  Street (E)   Acquisitions (D)
                                                           -----------   ----------------  -----------  ----------------
Revenues:
     Rental income                                           $ 66,894       $  2,455        $  4,721        $  1,854
     Interest and other income                                  5,058           --              --              --
                                                             --------       --------        --------        --------
         Total revenues                                        71,952          2,455           4,721           1,854
                                                             --------       --------        --------        --------

Expenses:
     Operating expenses                                        13,502            338           1,915             556
     Interest                                                  13,651          1,028           1,869             650
     Depreciation and amortization                             12,658            479             650             291
     General and administrative                                 3,619            104             145              66
                                                             --------       --------        --------        --------
         Total expenses                                        43,430          1,949           4,579           1,563
                                                             --------       --------        --------        --------

Income (loss) before equity in earnings of
     Hospitality Properties Trust                              28,522            506             142             291
Equity in earnings of Hospitality Properties Trust              1,327           --              --              --
Gain on equity transaction of Hospitality Properties Trust      1,532           --              --              --
                                                             --------       --------        --------        --------

Income (loss) before extraordinary item                      $ 31,381       $    506        $    142        $    291
                                                             ========       ========        ========        ========
Weighted average shares outstanding                           101,471
                                                             ========
Basic and diluted earnings per common share:
Income before extraordinary item                             $   0.31
                                                             ========

                                                             1735 Market                   Proposed
                                                             Street (F)    Other (G)     Offering (H)   Pro Forma
                                                             -----------  ------------   ------------  ------------
Revenues:
     Rental income                                             $  7,483      $   --        $   --        $ 83,407
     Interest and other income                                     --            --            --           5,058
                                                               --------      --------      --------      --------
         Total revenues                                           7,483          --            --          88,465
                                                               --------      --------      --------      --------

Expenses:
     Operating expenses                                           2,459          --            --          18,770
     Interest                                                     3,575        (1,291)       (6,825)       12,657
     Depreciation and amortization                                1,271          --            --          15,349
     General and administrative                                     283          --            --           4,217
                                                               --------      --------      --------      --------
         Total expenses                                           7,588        (1,291)       (6,825)       50,993
                                                               --------      --------      --------      --------

Income (loss) before equity in earnings of
     Hospitality Properties Trust                                  (105)        1,291         6,825        37,472
Equity in earnings of Hospitality Properties Trust                 --            --            --           1,327
Gain on equity transaction of Hospitality Properties Trust         --            --            --           1,532
                                                               --------      --------      --------      --------

Income (loss) before extraordinary item                        $   (105)     $  1,291      $  6,825      $ 40,331
                                                               ========      ========      ========      ========
Weighted average shares outstanding                                                                       130,941
                                                                                                         ========
Basic and diluted earnings per common share:
Income before extraordinary item                                                                         $   0.31
                                                                                                         ========

HEALTH AND RETIREMENT PROPERTIES TRUST
Pro Forma Consolidated Statement of  Income
For the Year Ended December 31, 1997
(amounts in thousands, except per share data)
(unaudited)
                                                                                                  Second Quarter     Third Quarter
                                                            Historical   GPI (I)     CSMC (J)    Acquisitions (K)   Acquisitions (K)
                                                            ----------  ---------   ---------    ----------------   ----------------
Revenues:
     Rental income                                           $188,000   $ 11,959    $  6,831         $  2,948         $  3,179
     Interest and other income                                 20,863       (366)       --               --               --
                                                             --------   --------    --------         --------         --------
         Total revenues                                       208,863     11,593       6,831            2,948            3,179
                                                             --------   --------    --------         --------         --------
Expenses:
     Operating expenses                                        26,765      2,053       1,910             --                954
     Interest                                                  36,766     (1,216)      3,232            1,087            1,463
     Depreciation and amortization                             39,330      4,156       1,119              627              501
     General and administrative                                11,670      2,105         249              139              111
                                                             --------   --------    --------         --------         --------
         Total expenses                                       114,531      7,098       6,510            1,853            3,029
                                                             --------   --------    --------         --------         --------
Income (loss) before equity in earnings of Hospitality
     Properties Trust, gain on sale of properties and
     extraordinary item                                        94,332      4,495         321            1,095              150
Equity in earnings of Hospitality Properties Trust              8,590       --          --               --               --
Gain on equity transaction of Hospitality Properties Trust      9,282       --          --               --               --
                                                             --------   --------    --------         --------         --------
Income (loss) before gain on sale of properties and
     extraordinary item                                       112,204      4,495         321            1,095              150
Gain on sale of properties, net                                 2,898       --          --               --               --
                                                             --------   --------    --------         --------         --------
Income (loss) before extraordinary item                      $115,102   $  4,495    $    321         $  1,095         $    150
                                                             ========   ========    ========         ========         ========
Weighted average shares outstanding                            92,168
                                                             ========
Basic and diluted earnings per common share:
Income (loss) before extraordinary item                      $   1.25
                                                             ========
                                                               West 34th   Franklin   Bridgepoint   Fourth Quarter       1998
                                                              Street (L)   Plaza (M)  Square (N)   Acquisitions(K)  Acquisitions (Q)
                                                              ---------- -----------  ----------- ----------------  ---------------
Revenues:
     Rental income                                             $ 10,771   $  9,614      $  5,599        $  8,461        $ 26,039
     Interest and other income                                     --         --            --              --              --
                                                               --------   --------      --------        --------        --------
         Total revenues                                          10,771      9,614         5,599           8,461          26,039
                                                               --------   --------      --------        --------        --------
Expenses:
     Operating expenses                                           3,641      4,904         2,162           2,634           5,583
     Interest                                                     2,876      2,486         3,216           4,338           9,100
     Depreciation and amortization                                1,869      1,334         1,175           1,269           4,601
     General and administrative                                     415        296           262             283           1,024
                                                               --------   --------      --------        --------        --------
         Total expenses                                           8,801      9,020         6,815           8,524          20,308
                                                               --------   --------      --------        --------        --------
Income (loss) before equity in earnings of Hospitality
     Properties Trust, gain on sale of properties and
     extraordinary item                                           1,970        594        (1,216)            (63)          5,731
Equity in earnings of Hospitality Properties Trust                 --         --            --              --              --
Gain on equity transaction of Hospitality Properties Trust         --         --            --              --              --
                                                               --------   --------      --------        --------        --------
Income (loss) before gain on sale of properties and
     extraordinary item                                           1,970        594        (1,216)            (63)          5,731
Gain on sale of properties, net                                    --         --            --              --              --
                                                               --------   --------      --------        --------        --------
Income (loss) before extraordinary item                        $  1,970   $    594      $ (1,216)       $    (63)       $  5,731
                                                               ========   ========      ========        ========        ========
Weighted average shares outstanding

Basic and diluted earnings per common share:
Income (loss) before extraordinary item

                                                           1600 Market   1735 Market                Proposed
                                                            Street (O)    Street (P)   Other (R)   Offering (S)   Pro Forma
                                                           ------------  ------------ ----------   ------------  ----------
Revenues:
     Rental income                                           $ 18,883     $ 29,836    $   --        $   --        $322,120
     Interest and other income                                   --           --          --            --          20,497
                                                             --------     --------    --------      --------      --------
         Total revenues                                        18,883       29,836        --            --         342,617
                                                             --------     --------    --------      --------      --------
Expenses:
     Operating expenses                                         7,659       10,276        --            --          68,541
     Interest                                                   7,475       14,300      (6,395)      (27,300)       51,428
     Depreciation and amortization                              2,601        5,085        --            --          63,667
     General and administrative                                   578        1,130        --            --          18,262
                                                             --------     --------    --------      --------      --------
         Total expenses                                        18,313       30,791      (6,395)      (27,300)      201,898
                                                             --------     --------    --------      --------      --------
Income (loss) before equity in earnings of Hospitality
     Properties Trust, gain on sale of properties and
     extraordinary item                                           570         (955)      6,395        27,300       140,719
Equity in earnings of Hospitality Properties Trust               --           --          --            --           8,590
Gain on equity transaction of Hospitality Properties Trust       --           --          --            --           9,282
                                                             --------     --------    --------      --------      --------
Income (loss) before gain on sale of properties and
     extraordinary item                                           570         (955)      6,395        27,300       158,591
Gain on sale of properties, net                                  --           --          --            --           2,898
                                                             --------     --------    --------      --------      --------
Income (loss) before extraordinary item                      $    570     $   (955)   $  6,395      $ 27,300      $161,489
                                                             ========     ========    ========      ========      ========
Weighted average shares outstanding                                                                                130,725
                                                                                                                  ========
Basic and diluted earnings per common share:
Income (loss) before extraordinary item                                                                           $   1.24
                                                                                                                  ========

                                                                 F-8

                     HEALTH AND RETIREMENT PROPERTIES TRUST

         Notes To Unaudited Pro Forma Consolidated Financial Statements
                  (dollars in thousands, except per share data)

Consolidated Balance Sheet Adjustments

A. Represents the Company's acquisitions in April 1998 and May 1998 of two commercial office properties located in Massachusetts, a medical office property located in California and three commercial office properties located in New Jersey (the "Recent Acquisitions"). These acquisitions were funded with available cash and by drawings under the Company's revolving line of credit.

B. Represents the Company's acquisition on May 22, 1998 of a mortgage secured by a commercial office property located in Philadelphia, Pennsylvania ("1735 Market Street"). The Company has also entered into an agreement with the current owners of 1735 Market Street to acquire a controlling interest in the property subject to definitive agreements and the resolution of certain issues. The acquisition is subject to various conditions and no assurances can be given as to when or if this acquisition will be consummated. In addition, the realization on the collateral may involve foreclosure or other judicial proceedings. This acquisition was funded with available cash and by drawings under the Company's revolving line of credit.

C. Represents the proposed public offering of 25,000,000 common shares of beneficial interest of the Company ("Common Shares") at a per share price of $19.1875 (the "Proposed Offering"). Net proceeds will be used, in part, to repay amounts outstanding under the Company's revolving line of credit.

Consolidated  Statement of Income  Adjustments  for the Quarter  Ended March 31,
1998

D. Represents the increases in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Recent Acquisitions and the Company's acquisitions during January 1998, February 1998 and March 1998 of two medical office properties and three commercial office properties located in Pennsylvania, four commercial office properties located in Texas, a medical office property located in Massachusetts, a commercial office property located in Maryland, one medical office property and two commercial office properties located in Minnesota and three medical office properties and a commercial office property located in Florida (collectively, "1998 First Quarter Acquisitions"), and the increase in interest expense from the use of the Company's revolving line of credit to fund these acquisitions.

E. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition on March 30, 1998 of a commercial office property located at 1600 Market Street in Philadelphia, Pennsylvania ("1600 Market Street") and the increase in interest expense from the use of the Company's revolving line of credit to fund this acquisition.

F. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of 1735 Market Street, as well as the increase in interest expense from the use of the Company's revolving line of credit to fund this acquisition.

G. Represents the net decrease in interest expense relating to the issuance of additional Remarketed Reset Notes and 6.7% Senior Notes due 2005 in February 1998 (collectively the "1998 Notes') and the issuance of 6,977,575 common shares in February 1998 and March 1998; the proceeds of these offerings were used to repay amounts then outstanding on the Company's revolving credit facility.

H. Reflects the decrease in interest expense as a result of the Proposed Offering and the application of the net proceeds to the Company's revolving line of credit.

                     HEALTH AND RETIREMENT PROPERTIES TRUST

         Notes To Unaudited Pro Forma Consolidated Financial Statements
                  (dollars in thousands, except per share data)

Consolidated  Statement of Income  Adjustments  for the Year Ended  December 31,
1997

I. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of the government office properties ("Government Office Properties") from Government Property Investors, Inc ("GPI"). Also reflects the decrease in interest expense arising from the Company's issuance of common shares in a March 1997 offering, the proceeds of which were used in part to repay amounts then outstanding under the Company' revolving line of credit, net of an increase in interest expense related to the Company's assumption of certain debt in connection with the acquisition of the Government Office Properties.

J. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of two medical office properties and two parking structures located in Los Angeles, California ("CSMC"), as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund this acquisition.

K. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of a) a 200 unit retirement housing property located in Spokane, Washington and 20 medical office clinics and ancillary structures located in Massachusetts during the second quarter ("Second Quarter Acquisitions"), b) three medical and two commercial office buildings located in Pennsylvania during the third quarter ("Third Quarter Acquisitions") and c) a medical office property located in Colorado, a medical office property located in Maryland, a medical office property located in Rhode Island, three medical office properties located in California, and a medical office property located in Washington, D.C. during the fourth quarter ("Fourth Quarter Acquisitions"), as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund these acquisitions.

L. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of West 34th Street in New York City ("West 34th Street"), as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund the acquisition.

M. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of Franklin Plaza in Philadelphia, Pennsylvania ("Franklin Plaza"), as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund the acquisition.

N. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of Bridgepoint Square, Austin, Texas ("Bridgepoint Square"). Bridgepoint Square consists of five properties, of which one property was under construction at September 30, 1997 and one property was completed in July 1997. Also represents the increase in interest expense due to the use of the Company's revolving line of credit to fund the acquisition.

O. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of 1600 Market Street, as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund the acquisition.

P. Represents the increase in rental income, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of 1735 Market Street, as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund the acquisition.

                     HEALTH AND RETIREMENT PROPERTIES TRUST

         Notes To Unaudited Pro Forma Consolidated Financial Statements
                  (dollars in thousands, except per share data)

Consolidated Statement of Income Adjustments for the Year Ended December 31, 1997 - continued

Q. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's Recent Acquisitions and the 1998 First Quarter Acquisitions (collectively, "1998 Acquisitions"), as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund these acquisitions.

R. Represents the net decrease in interest expense relating to the issuance of Remarketed Reset Notes in July 1997, the issuance of 6.75% Senior Notes in December 1997, the issuance of the 1998 Notes, the prepayment of Floating Rate Senior Notes in July 1997, and the issuance of common shares in February 1998 and March 1998.

S.   Reflects  the  decrease  in interest  expense as a result of the  Company's
     Proposed Offering and the application of net proceeds to the Company's revolving line of credit.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has dully caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          HEALTH AND RETIREMENT PROPERTIES TRUST



                          By: /s/ Ajay Saini
                              Ajay Saini, Treasurer and Chief Financial Officer

Date: May 26, 1998